                                  BY - LAWS

                                      OF

                          PARAGON PRECISION PRODUCTS

                           A CALIFORNIA CORPORATION


                                  Article I.

                                   OFFICES


                  Section 1. PRINCIPAL OFFICE. The principal office for the transaction of business of the corporation is hereby fixed and located at 11035 Sutter Avenue, Avenue, City of Pacoima _____________, State of California. The Board of Directors is hereby granted full power and authority to change said principal office from one location to another in said county.

                  Section 2. OTHER OFFICES. Branch or subordinate offices may at any time be established by the Board of Directors at any place or places where the corporation is qualified to do business.

                                 Article II.

                           MEETINGS OF SHAREHOLDERS

                  Section 1. PLACE OF MEETINGS. All annual meetings of shareholders shall be held at the principal office of the corporation, and all other meetings of shareholders shall be held either at the principal office or at any other place within or without the State of California which may be designated either by the Board of Directors pursuant to authority hereinafter granted to said board, or by written consent of all shareholders entitled to vote thereat, given either before or after the meeting and filed with the secretary of the corporation.

                  Section 2. ANNUAL MEETINGS. The annual meetings of shareholders shall be held on the first day of June, of each year at 10:00 o'clock A.M.; provided, however, that should said day fall upon a legal holiday, then such annual meeting of shareholders shall be held at the same time and place on the next day thereafter ensuing which is not a legal holiday.

                  Written notice of each annual meeting shall be given to each shareholder entitled to vote thereat, either personally or by mail or other means of written communication, charges prepaid, addressed to such shareholder at his or her address appearing on the books of the corporation or given by him or her to the corporation for the purpose of notice. If a shareholder gives no address, notice shall be deemed to have been given him or her if sent by mail or other means of written communication addressed to the place where the principal office of the corporation is situated, or if published at least once in some newspaper of




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general circulation in the county in which said office is located. All such notices shall be sent to such shareholder entitled thereto, not less than three
(3) days before such annual meeting, and shall specify the place, day and hour of such meeting, and shall also state the general nature of the business or proposal to be considered or acted upon at such meeting before action may be taken at such meeting on:

                  (a) A proposal to sell, lease, convey, exchange transfer or otherwise dispose of all or substantially all of the property or assets of the corporation except under Section 3900 of the California Corporation Code;

                  (b) A proposal to merge or consolidate with another corporation, domestic or foreign;

                  (c) A proposal to reduce the stated capital of the corporation;

                  (d)      A proposal to amend the Articles of
                           Incorporation, except to extend the term of the corporate existence;

                  (e)      A proposal to wind up and dissolve the
                           corporation;

                  (f) A proposal to adopt a plan of distribution of shares, securities or any consideration other than money in the process of winding up.

                  Section 3. SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes whatsoever may be called at any time by the president or by the Board of Directors, or by one or more shareholders holding not less than one-fifth of the voting power of the corporation. Except in special cases where other express provision is made by statute, notice of such special meetings shall be given in the same manner as for annual meetings of shareholders. Notices of any special meeting shall specify, in addition to the place, day and hour of such meeting, the general nature of the business to be transacted.

                  Section 4. ADJOURNED MEETINGS AND NOTICE THEREOF: Any shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by vote of a majority of the shares, the holders of which are either present in person or by proxy thereat, but in the absence of a quorum, no other business may be transacted at any such meeting.

                  When any shareholders' meeting, either annual or special, is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save

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as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which such adjournment is taken.

                  Section 5. ENTRY OF NOTICE. Whenever any shareholder entitled to vote has been absent from any meeting of shareholders, whether annual or special, an entry in the minutes to the effect that notice has been duly given shall be sufficient evidence that due notice of such meeting was given to such shareholder, as required by law and the by-laws of the corporation.

                  Section 6. VOTING. At all meetings of shareholders, every shareholder entitled to vote shall have the right to vote in person or by proxy the number of shares standing in his or her name on the stock records of the corporation. Such vote may be given by viva voce or by ballot; provided, however, that for all purposes and matters upon which the shareholders shall be entitled to vote at law, it shall require a majority of the shares of the issued and outstanding stock of the said corporation to vote affirmatively before any resolution may be passed. This provision shall not apply to the election of directors who shall be elected as is provided by the California Corporation Code. At all elections of directors of the corporation, each stockholder shall be entitled to as many votes as shall equal the number of his or her shares of stock multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single director or may distribute them, as he or she may see fit.

                  Section 7. QUORUM. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

                  Section 8. CONSENT OF ABSENTEES. The proceedings and transactions of any meeting of shareholders, either annual or special, however called and noticed, shall be as vallid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the shareholders entitled to vote, not present in person or by proxy, sign a written waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

                  Section 9. ACTION WITHOUT MEETING. Any actions, which under the provisions of Section 2239 of the California Corporation Code may be taken at a meeting of the shareholders, may

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be taken without a meeting if authorized by a writing signed by all of the holders of shares who would be entitled to vote at a meeting for such purpose, and filed with the secretary of the corporation.

                  Section 10. PROXIES. Every person entitled to vote or execute consents shall have the right to do so either in person or by an agent or agents authorized by a written proxy executed by such person or his or her duly authorized agent and filed with the secretary of the corporation; provided, that no such proxy shall be valid after the expiration of eleven (11) months from the date of its execution, unless the shareholder executing it specifies therein the length of time for which such proxy is to continue in force, which in no case shall exceed seven (7) years from the date of its execution.

                                 Article III.

                                  DIRECTORS

                  Section 1. POWERS. Subject to limitations of the Articles of Incorporation, of the by-laws and particularly Article II, Section 6 of these by-laws, and Section 800 of the California Corporation Code as to action to be authorized or approved by the shareholders, and subject to the duties of directors as prescribed by the by-laws, all corporate power shall be exercised by or under the authority of, and the business and affairs of the corporation shall be controlled by, the Board of Directors. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the directors shall have the following powers, to wit:

                  First: To select and remove all other officers, agents and employees of the corporation, prescribe such powers and duties for them as may not be inconsistent with law, with the Articles of Incorporation or the by-laws, fix their compensation, and require from them security for faithful service.

                  Second: To conduct, manage and control the affairs and business of the corporation, and to make such rules and regulations therefor not inconsistent with law, the Articles of Incorporation or the by-laws, as they may deem best.

                  Third: To change the principal office for the transaction of the business of the corporation from one location to another within the same county as provided in Article 1 Section 1 hereof; to fix and locate from time to time, one or more branch or subsidiary offices of the corporation within or without the State of California, as provided in Article 1, Section 2 hereof; to designate any place within or without the State of California for the holding of any shareholders' meetings except annual meetings; and to adopt, make and use a corporate seal, and to prescribe the form of certificates of stock, and to alter the form of such seal and of such stock certificates from time to time, as in their

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judgment they may deem best, provided, such seal and such certificates shall at all times comply with the provisions of the law.

                  Fourth: To authorize the issue of stock of the corporation from time to time, upon such terms as may be lawful, in consideration of money paid, labor done or services actually rendered, debts or securities cancelled, or tangible or intangible property actually received, or in case of shares issued as a dividend, against amounts transferred from surplus to stated capital.

                  Fifth: To borrow money and incur indebtedness for the purpose of the corporation and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefor.

                  Sixth: To appoint an executive committee and other committees, and to delegate to the executive committee any of the powers and authority of the board in the management of the business and affairs of the corporation, except the power to declare dividends and to adopt, amend or repeal by-laws. The executive committee shall be composed of two or more directors.

                  "Section 2. NUMBER AND QUALIFICATIONS Of DIRECTORS. The authorized number of directors of the corporation shall be three (3) until changed by amendment of the Articles of Incorporation or by a by-law amending this Section 2, Article III of these by-laws duly adopted by the vote or written assents of the shareholders entitled to exercise fifty-one percent of the voting power of the corporation."; and

                  Section 3. ELECTION AND TERM. The board of directors shall be elected at each annual meeting of the shareholders, but if any such annual meeting is not held, or the directors are not elected thereat, the directors may be elected at any special meeting of the shareholders held for that purpose. All directors shall hold office at the pleasure of shareholders or until their respective successors are elected. The shareholders may at any time, either at a regular or special meeting, remove any director and elect his or her successor.

                  Section 4. VACANCIES. Vacancies in the Board of Directors may be filled by the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his or her successor is elected at an annual or special meeting of the shareholders.

                  A vacancy or vacancies in the Board of Directors shall be deemed to exist in case of the death, resignation or removal of any director, or if the authorized number of directors be increased, or if the shareholders fail at any annual or special meeting of

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shareholders at which any director or directors are elected to elect the full authorized number of directors to be voted for at that meeting.

                  The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors. If the Board of Directors accept the resignation of a director tendered to take effect at a future time, the board or the shareholders shall have power to elect a successor to take office when the resignation is to become effective.

                  No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his or her term of office.

                  Section 5. PLACE OF MEETING. Meetings of the Board of Directors shall be held at any place within or without the State which has been designated from time to time. Meetings shall be held at the office of the corporation unless otherwise designated by resolution of the Board of Directors or by written consent of all members of the board.

                  Section 6. ORGANIZATION MEETING. Immediately following each annual meeting of shareholders, the Board of Directors shall hold a regular meeting for the purpose of organization, election of officers, and the transaction of other business. Notice of such meetings is hereby dispensed with.

                  Section 7. CONVENING MEETINGS. Meetings shall be called at any time by the president, or, if he is absent or unable or refuses to act, by any vice president, or, if he is absent or unable or refuses to act, by any director.

                  Written notice of the time and place of such meetings shall be delivered personally to the directors or sent to each director by mail or other form of written communication, charges prepaid, addressed to him or her at his or her address as it is shown upon the records of the corporation, or if it is not so shown on such records or is not readily ascertainable, at the place in which the meetings of the directors are regularly held. In case such notice is mailed or telegraphed, it shall be deposited in the U.S. mail or delivered to the telegraph company in the place in which the principal office of the corporation is located at least 48 hours prior to the time of the holding of the meeting. In case such notice is delivered personally as above provided, it shall be so delivered at least 24 hours prior to the time of the holding of the meeting. Such mailing, telegraphing or delivery as above provided, shall be due, timely, legal and personal notice to such director.

                  Section 8. ACTION WITHOUT MEETING.  Any action required or permitted to be taken by the Board of Directors by law,

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according to the Articles of Incorporation or according to these By-Laws may be taken without a meeting, if all members of the Board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board, and shall have the same force and effect as a unanimous vote of such directors.

                  Section 9. NOTICE OF ADJOURNMENT. Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned.

                  Section 10. ENTRY OF NOTICE. Whenever any director has been absent from any special meeting of the Board of Directors, an entry in the minutes to the effect that notice has been duly given shall be sufficient evidence that due notice of such special meeting was given to such director, as required by law and the by-laws of the corporation.

                  Section 11. WAIVER OF NOTICE. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present, and if, either before or after the meeting, each of the directors not present, sign a written waiver of notice or a consent to holding such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

                  Section 12. Quorum. A majority of the authorized number of directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by majority of the directors present at a meeting duly held at which a quorum is present, shall be regarded as the act of the Board of Directors, unless a greater number be required by law, the Articles of Incorporation or the by-laws.

                  Section 13. ADJOURNMENT. A quorum of the directors may adjourn any directors' meeting to meet again at a stated time, place and hour, provided however, that in the absence of a quorum, the directors present at any directors' meeting, either regular or special, may adjourn from time to time, until the time fixed for the next regular meeting of the board.

                  Section 14. FEES AND COMPENSATION. Directors shall not receive any stated salary for their services as directors, but, by resolution of the board, a fixed fee, with or without expenses of attending, may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an


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officer,  agent, employee, or otherwise, and receiving compensation therefor.


                                 Article IV.

                                   OFFICERS

                  Section 1. OFFICERS. The officers of the corporation shall be:

                                    1.      Chairman of the Board

                                    2.      President

                                    3.      Vice-President

                                    4.      Secretary

                                    5.      Treasurer

                  The corporation may also have, at the discretion of the Board of Directors, a chairman of the board, one or more additional vice-presidents, one or more assistant-secretaries, one or more assistant-treasurers, and such other officers as may be appointed by the Board of Directors. Officers need not be directors. One person may hold two or more offices, except those of president and secretary.

                  Section 2. ELECTIONS. The officers of the corporation designated in the preceding section of this Article, shall be chosen annually by the Board of Directors, and each shall hold his or her office at the pleasure of the Board of Directors, who may, either at a regular or special meeting, remove any such officer and appoint his or her successor.

                  Section 3. SUBORDINATE OFFICERS, ETC. The Board of Directors may appoint such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the by-laws or as the Board of Directors may from time to time determine.

                  Section 4. REMOVAL AND RESIGNATION. Any officer may be removed, either with or without cause, by majority of the directors at the time in office, at a regular or special meeting of the board, or, except in case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

                  Any officer may resign at any time by giving written notice to the Board of Directors or to the president, or to the secretary of the corporation. Any such resignation shall take

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effect at the date of the receipt of such notice or at any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                  Section 5. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner described in the by-laws for regular appointments to such office.

                  Section 6. CHAIRMAN OF THE BOARD. The chairman of the board, if there shall be such an officer, shall, if present, preside at all meetings of the Board of Directors, and exercise and perform such other powers and duties as may be from time to time assigned to him or her by the Board of Directors as prescribed by the by-laws.

                  Section 7. PRESIDENT. Subject to such supervisory powers, if any, as may be given by Board of Directors to the chairman of the board, if there be such an officer, the president shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and affairs of the corporation. He shall preside at all meetings of the shareholders, and in the absence of the chairman of the board, or if there be none, at all meetings of the Board of Directors. He shall be ex-officio a member of all the standing committees, including the executive committee, if any, and shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or the by-laws.

                  Section 8. VICE-PRESIDENT. In the absence or disability of the president, the vice-presidents in order of their rank as fixed by the Board of Directors, or if not ranked, the vice-president designated by the Board of Directors, shall perform all the duties of the president, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice-presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or the by-laws.

                  Section 9. SECRETARY. The secretary shall keep, or cause to be kept, a book of minutes at the principal office or such other place as the Board of Directors may order, of all meetings of directors and shareholders, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those directors and shareholders present, the names of those present at the directors' meeting, the number of shares present or represented at shareholders' meetings and the proceedings thereof.


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                  The secretary shall keep, or cause to be kept, at the
principal office or at the office of the corporation's transfer agency, a share register, or a duplicate share register, showing the names of the shareholders and their addresses; the number and classes of shares held by each; the number and date of certificates issued for the same; the number and date of cancellation of every certificate surrendered for cancellation.

                  The secretary shall give or cause to be given, notice of all meetings of shareholders and the Board of Directors, as required by the by-laws or by-law to be given, and he or she shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the by-laws.

                  Section 10. TREASURER. The treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and surplus shares. Any surplus, including earned surplus, paid-in surplus and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account. The books of account shall at all times be open for inspection by any director.

                  The treasurer shall deposit all monies and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors. He or she shall disburse the funds of the corporation as may be ordered by the Board of Directors and shall render to the president and directors, when they request it, an account of all of his or her transactions as treasurer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the by-laws.

                                  Article V.

                        EXECUTIVE AND OTHER COMMITTEES

                  The Board of Directors may appoint an executive committee, and such other committees as may be necessary from time to time, consisting of such number of its members and with such powers as it may designate, consistent with the Articles of Incorporation and by-laws and the General Corporation Laws of the State of California. Such committees shall hold office at the pleasure of the board.

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                                 Article VI.

                  CORPORATE RECORDS AND REPORTS--INSPECTION

                  Section 1. RECORDS. The corporation shall maintain adequate and correct accounts, books and records of its business and properties. All of such books, records and accounts shall be kept at its principal place of business in the State of California, as fixed by the Board of Directors from time to time.

                  Section 2. INSPECTION OF BOOKS AND RECORDS. All books and records provided for in Sections 3003-3005 of the Corporation Code of California shall be open to inspection of the directors and shareholders from time to time and in the manner provided in said Sections 3003-3005.

                  Section 3. CERTIFICATION AND INSPECTION OF BY-LAWS. The original or a copy of these by-laws, as amended or otherwise altered to date, certified by the Secretary, shall be open to inspection by the shareholders of the company, as provided in Section 502 of the Corporation Code of California.

                  Section 4. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as shall be determined from time to time by resolution of the Board of Directors.

                  Section 5. CONTRACTS, ETC. -- HOW EXECUTED. The Board of Directors, except as in the by-laws otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances. Unless so authorized by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement, or to pledge its credit, or to render it liable for any purpose or to any amount.

                  Section 6. ANNUAL REPORTS. The Board of Directors shall cause such annual reports to be made to the shareholders as provided by Sections 3006
- 3012 of the Corporations Code of California. The Board of Directors shall cause such annual reports to be sent to the shareholders not later than one hundred twenty (120) days after the close of the fiscal or calendar year.

                                 Article VII.

                     CERTIFICATES AND TRANSFER OF SHARES

                  Section 1. CERTIFICATES FOR SHARES. Certificates for shares shall be of such form and device as the Board of Directors may designate and shall state the name of the record holder of the

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shares represented thereby; its number; date of issuance; the number of shares for which it is issued; the par value, if any, or a statement that such shares are without par value; a statement of the rights, privileges, preferences and restrictions, if any; a statement as to redemption or conversion, if any; a statement of liens or restrictions upon transfer or voting, if any; if the shares be assessable, or, if assessments are collectible by personal action, a plain statement of such facts.

                  Every certificate for shares must be signed by the president or a vice-president and the secretary or an assistant-secretary or must be authenticated by facsimiles of the signatures of the president and secretary or by a facsimile of the signature of its president and the written signature of its secretary or an assistant-secretary. Before it becomes effective every certificate for shares authenticated by a facsimile of a signature must be countersigned by a transfer agent or transfer clerk and must be registered by an incorporated bank or trust company, either domestic or foreign, as registrar of transfers.

                  Section 2. TRANSFER ON THE BOOKS. Upon surrender to the secretary or transfer agent of the corporation by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                  Section 3. LOST OR DESTROYED CERTIFICATES. Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact and advertise the same in such manner as the Board of Directors may require, and shall if the directors so require give the corporation a bond of indemnity, in form and with one or more sureties satisfactory to the board, in at least double the value of the stock represented by said certificate, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost or destroyed.

                  Section 4. TRANSFER AGENTS AND REGISTRARS. The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, which shall be an incorporated bank or trust company -- either domestic or foreign, who shall be appointed at such times and places as the requirements of the corporation may necessitate and the Board of Directors may designate.

                  Section 5. CLOSING STOCK TRANSFER BOOKS. The Board of Directors may close the transfer books in their discretion for a period not exceeding thirty days preceding any meeting, annual or special, of the shareholders, or the day appointed for the payment of a dividend.

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                  Section 6. REPRESENTATION OF SHARES OF OTHER CORPORATIONS. The
president or any vice-president and the secretary or assistant-secretary of this corporation are authorized to vote, represent and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority herein granted to said officers to vote or represent on behalf of this corporation any and all shares held by this corporation in any other corporation or corporations, may be exercised either by such officers in person or by any person authorized so to do by proxy or power of attorney duly executed by said officers.

                  Section 7. INSPECTION OF BY-LAWS. The corporation shall keep in its principal office for the transaction of business the original or a copy of the by-laws as amended or otherwise altered to date, certified by the secretary, which shall be open to inspection by the shareholders at all reasonable times during business hours.

                                Article VIII.

                                CORPORATE SEAL

                  The corporate seal shall be circular in form, and shall have inscribed thereon the name of the corporation, the date of its incorporation, and the word California.

                                 Article IX.

                            AMENDMENTS TO BY-LAWS

                  Section 1. BY SHAREHOLDERS. New by-laws may be adopted or these by-laws may be repealed or amended at their annual meeting, or at any other meeting of the shareholders called for that purpose, by a vote of shareholders entitled to exercise a majority of the voting power of the corporation, or by written assent of such shareholders.

                  Section 2. POWERS OF DIRECTORS. Subject to the right of the shareholders to adopt, amend or repeal by-laws, as provided in Section 1 of this
Article IX, the Board of Directors may adopt, amend or repeal any of these by-laws other than a by-law or amendment thereof changing the authorized number of directors.

                  Section 3. RECORD OF AMENDMENTS. Whenever an amendment or new by-law is adopted, it shall be copied in the book of by-laws with the original by-laws, in the appropriate place. If any by-law is repealed, the fact of repeal with the date of the meeting at which the repeal was enacted or written assent was filed shall be stated in said book.

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                                  Article X.

                  INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  Section 1. Each director, officer and member of a committee of the corporation, and any person who may have served at the request of this corporation as a director, officer or member of the committee of any other corporation in which this corporation owns shares of capital stock or which this corporation is a creditor, his heirs, executors and administrators shall be and hereby is indemnified by the corporation against all costs and expenses reasonably incurred by him for advice or assistance concerning, or in connection with the defense of any claim asserted or suit or proceeding brought against him by reason of his being or having been a director, officer or member of a committee of this corporation, or a director, officer or member of a committee of such other corporation, whether or not he continues to be a director, officer or member of a committee at the time of incurring such costs or expenses, except costs and expenses incurred in relation to matters as to which such director, officer or member of a committee shall have been derelict in the performance of his duty as such director, officer and member of a committee.

                  Section 2. For the purposes of this Article, a director, officer or member of the committee shall conclusively be deemed not to have been derelict in the performance of his duty as such director, officer or member of a committee: (a) in a matter which shall have been the subject of a suit or proceeding in which he was a party disposed of by adjudication on the merits, unless he shall have been finally adjudged in such suit or proceeding to have been derelict in the performance of his duty as such director, officer or member of the committees, or (b) in a matter not falling within (a) next preceding if either all disinterested members of the Board of Directors or Committee of disinterested shareholders of the corporation (excluding therefrom any director, officer or member of a committee) selected as hereinafter provided, shall determine that he is not derelict.

                  The selection of the committee of shareholders provided above may be made by unanimous action of the disinterested directors, or if there be no disinterested director or directors, by the chief executive officer of the corporation, provided that not less than three shareholders shall be selected in any case. A director or shareholder shall be deemed disinterested in the matter if he has no interest therein other than as a director or shareholder of the corporation as the case may be. The foregoing shall not constitute exclusive tests as to dereliction and no determination as to dereliction shall be questioned on the ground it is made otherwise than as provided above. The corporation may pay the fees and expenses of the shareholders or directors, as the case may be, incurred in connection with making a determination above provided.

                  Section 3. The foregoing right of indemnification shall be in addition to any rights to which any director or officer may otherwise be entitled as a matter of law.

KNOW ALL MEN BY THESE PRESENTS:

That we, the undersigned, being all of the persons appointed in the Articles of Incorporation to act as the first Board of Directors of PARAGON PRECISION PRODUCTS hereby assent to the foregoing by-laws, and adopt the same as the by-laws of said corporation.

IN WITNESS WHEREOF, we have hereunto set our hands this 12th day of March, 1974.

NEW DIRECTORS                                  INCORPORATORS

/s/ Arnold Familian                            /s/ Jack D. Most
ARNOLD FAMILIAN                                JACK D. MOST

/s/ Alfred Gamper                              /s/ Diane Bialobroda
ALFRED GAMPER                                  DIANE BIALOBRODA

/s/ Robert Wyser                               /s/ Marsha E. Sutton
ROBERT WYSER                                   MARSHA E. SUTTON

/s/ Gary R. Familian                           /s/ Joyce Sackett
GARY R. FAMILIAN                               JOYCE SACKETT

                                               /s/ Flora Fisher
                                               FLORA FISHER

                                               /s/ Kenneth C. Gibbs
                                               KENNETH C. GIBBS

                   WAIVER OF NOTICE AND CONSENT TO HOLDING
                      OF SPECIAL MEETING OF DIRECTORS OF

                          PARAGON PRECISION PRODUCTS

                           A CALIFORNIA CORPORATION

                  We, the undersigned, being all of the directors of PARAGON PRECISION PRODUCTS, a California corporation, duly formed by the filing of Articles of Incorporation in the office of the California Secretary of State on the 26th day of February, 1974, and desiring to hold a meeting of directors of said corporation for the purpose of completing the organization of its affairs, do hereby waive notice of said meeting, and consent to the holding thereof at 11035 Sutter Avenue, in the City of Pacoima, County of Los Angeles, State of California, on the 12th day of March, 1974, at 9:00 a.m., for the purpose of adopting By-Laws, electing officers, adopting a form of corporate seal and share certificate, authorizing application for permit to issue shares, confirming transfer to this corporation of assets, subject to liabilities, of Paragon Precision Products, a partnership, and transacting such other business as may be brought before said meeting; and do hereby further agree that any business transacted at said meeting shall be as valid and legal and of the same force and effect as though said meeting were held after notice duly given.

                  WITNESS our signatures this 12th day of March, 1974.


/s/ Robert Wyser                                        /s/ Alfred Gamper
ROBERT WYSER                                            ALFRED GAMPER

/s/ Arnold Familian                                     /s/ Gary R. Familian
ARNOLD FAMILIAN                                         GARY R. FAMILIAN

                   RESOLUTIONS OF THE BOARD OF DIRECTORS OF

                          PARAGON PRECISION PRODUCTS

                  In accordance with the provisions of the By-laws of this corporation and the California General Corporation Law, the Board of Directors is authorized to take action by unanimous written consent without a meeting.

                  The Board of Directors hereby adopts by unanimous written consent of the undersigned, constituting all of the directors of this corporation, the following resolutions:

                           WHEREAS, VIKTOR KLEINERT, THERESE KLEINERT and DIETHELM T. UTZINGER have tendered their resignations as members of the Board of Directors;

                           WHEREAS, it is in the best interests of this corporation to accept such resignations; and

                           WHEREAS, it is in the best interests of this corporation to fill two (2) of the vacancies created by the above resignations and to amend its By-laws to reduce the number of Directors of this corporation to four (4).

                           NOW, THEREFORE, BE IT RESOLVED: That this corporation accept the resignations of VIKTOR KLEINERT, THERESE KLEINERT and DIETHELM T. UTZINGER as Directors of this corporation.

                           RESOLVED FURTHER: That Section 2 of Article III of the By-laws of this corporation shall be amended to read in full as follows:

                  "Section 2. NUMBER AND QUALIFICATION OF DIRECTORS. The authorized number of directors of the corporation shall be four (4) until changed by amendment of the Articles of Incorporation or by a by-law amending this Section 2, Article III of these by-laws duly adopted by the vote or written assents of the shareholders entitled to exercise fifty-one percent (51%) of the voting power of the corporation."

                           RESOLVED FURTHER: That KURT WEDER and BEAT ELSASSER be, and they hereby are, elected as Directors of this corporation and shall serve as such until the election and qualification of their successors.


                  The Secretary of this corporation is hereby directed to file this written consent and the resolutions adopted hereby with the Minutes of the proceedings of the Board of Directors.


                  EFFECTIVE: January 1, 1987

                                                     /s/ Heinz Stuecklin

                                                     HEINZ STUECKLIN

                                                     /s/ Robert Wyser

                                                     ROBERT WYSER

                        RESOLUTIONS OF THE SOLE SHAREHOLDER OF

                              PARAGON PRECISION PRODUCTS


                  In accordance with the provisions of the By-laws of this corporation and the California General Corporation Law, the shareholders are authorized to take action by unanimous written consent without a meeting.

                  The sole shareholder hereby adopts, by written consent, the following resolutions:

                           WHEREAS, it is in the best interests of this corporation to amend its By-laws to reduce the number of Directors of this corporation to four (4).

                           NOW, THEREFORE, BE IT RESOLVED: That Section 2 of
         Article III of the By-laws of this corporation shall be amended to read in full as follows:

                  "Section 2. NUMBER AND QUALIFICATION OF DIRECTORS. The authorized number of directors of the corporation shall be four (4) until changed by amendment of the Articles of Incorporation or by a by-law amending this Section 2, Article III of these by-laws duly adopted by the vote or written assents of the shareholders entitled to exercise fifty-one percent (51%) of the voting power of the corporation."

                  The Secretary of this corporation is hereby directed to file this written consent and the resolution adopted hereby with the Minutes of the Shareholders.


                  EFFECTIVE: January 1, 1987

                                             NOVO LEASING, LTD.,
                                             a Swiss corporation

                                             By:/s/ Beat Elsasser
                                                Beat Elsasser,
                                                Chief Financial Officer

                                             By:/s/ Dr. Alex Barrot
                                                Dr. Alex Barrot,
                                                Director


                                     -2-